Exhibit 10.86

GUARANTY OF PAYMENT AND COMPLETION

THIS GUARANTY OF PAYMENT AND COMPLETION (this “Guaranty”) is dated as of April 24, 2003 and given by HORIZON GROUP PROPERTIES, INC., a Maryland corporation (the “Guarantor”), to and for the benefit of AMSTER TRADING COMPANY CHARITABLE REMAINDER UNITRUST DATED MARCH 10, 2003 (“Lender”).

R E C I T A L S:

A.            Pursuant to the terms and conditions of a certain Construction and Term Loan Agreement, dated of even date herewith, between HORIZON GROUP PROPERTIES, L.P., a Delaware limited partnership (“Borrower”) and Lender (as amended, modified, replaced or restated from time to time, the “Loan Agreement”), Lender has agreed to make certain Loans (as defined below) to Borrower.

B.            The loans to be made pursuant to the Loan Agreement will consist of: (i) a term loan of Three Million One Hundred Thousand Dollars ($3,100,000) (the “Term Loan”) and (ii) a construction loan of up to Three Million One Hundred Thousand Dollars ($3,100,000) (the “Construction Loan”)(the Construction Loan and the Term Loan are collectively referred to herein as the “Loans”).

C.            As a condition precedent to Lender’s extension of the Loans to Borrower and in consideration therefor, Lender has required, among other things, the execution and delivery of: (i) this Guaranty by Guarantor, (ii) that certain Promissory Note, dated of even date herewith, from Borrower to Lender in the original principal amount of Three Million One Hundred Thousand Dollars ($3,100,000)(as amended, modified, replaced or restated from time to time, the “Note”), (iii) that certain Construction Deed of Trust, Security Agreement and Fixture Filing Financing Statement, dated of even date herewith, among Borrower, as trustor, First American Title, as trustee, and Lender, as beneficiary, encumbering the real property, improvements and personalty described therein (“Premises”) (as amended, modified, replaced or restated from time to time, the “Deed of Trust”), and (iv) various other Loan Documents (as defined in the Loan Agreement).

D.            Guarantor: (i) is the general partner of Borrower and has a financial interest in Borrower, (ii) understands that Lender will not make the Loans to Borrower unless Guarantor executes and delivers this Guaranty to Lender, and (iii) has agreed to execute and deliver this Guaranty to Lender.

E.             All terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Guarantor hereby agrees as follows:

1.             Guaranty of Payment.  Guarantor hereby unconditionally and irrevocably guaranties to Lender, the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of Borrower to Lender evidenced by the Note and any other amounts that may become owing by Borrower under the Loan Documents (such indebtedness, obligations and other amounts are hereinafter referred to as “Payment Obligations”).  This Guaranty is a present and continuing guaranty of payment and not of collectibility, and Lender shall not be required to prosecute collection, enforcement or other remedies against Borrower or any other guarantor of the Payment Obligations, or to enforce or resort to any collateral for the repayment of the Payment Obligations or other rights or remedies pertaining thereto, before calling on Guarantor for payment. If for any reason Borrower shall fail or be unable to pay, punctually and fully, any of the Payment Obligations, Guarantor shall pay such obligations to Lender in full immediately upon Lender’s written demand.  One or more successive actions may be brought against Guarantor, as often as Lender deems advisable, until all of the Payment Obligations are paid and performed in full.  The Payment Obligations, the Construction Obligations (defined below) together with all other payment and performance obligations of Guarantor hereunder are referred to herein as “Borrower’s Obligations”.

2.             Performance Guaranty.

(a)           Guarantor absolutely, unconditionally and irrevocably undertakes and guarantees, for the benefit of Lender and each and every present and future holder or holders of the Note or assignee or assignees of the Loan Documents, that all construction obligations of Borrower for completion of the Project (as defined in the Loan Agreement) in accordance with the Plans and Specifications (as defined in the Loan Agreement), all Leases (as defined in the Loan Agreement) and the Loan Documents and other performance obligations of Borrower under the Loan Documents (referred to herein as  “Construction Obligations”) shall be completed by to the applicable completion date specified in the Loan Agreement and in accordance with the other terms and conditions contained in the Loan Agreement, free and clear of any and all liens, charges, security interests and claims of any kind and nature whatsoever, subject to the rights of Borrower to cure such liens, charges, security interests and claims under the Deed of Trust.  Guarantor shall cause the Construction Obligations to be performed, completed and paid for in the manner and at the applicable times required to be so performed, completed and paid for by Borrower under the Loan Agreement, to the extent that Borrower fails to do so at any and all applicable times.

(b)           Upon the occurrence of an Event of Default under any of the Loan Documents which continues beyond any applicable grace or cure period, Guarantor agrees, on not more than ten (10) days written demand by Lender (a “Demand Notice”) to either (i) cure or cause Borrower to cure the Event of Default or (ii) commence performance of the Construction Obligations and to diligently pursue performance thereof to completion, as described below.  Guarantor shall indemnify, defend and hold Lender harmless from and against any and all loss, damage, cost, expense, injury or liability Lender may suffer or incur in connection with third party claims brought as a result of Guarantor’s performance of the Construction Obligations.  If Guarantor fails to commence and pursue diligently the either the cure of the Event of Default or performance of the Construction Obligations within ten (10) days after its receipt of a Demand Notice, then, either before or after pursuing any other remedy of Lender against Guarantor or Borrower and regardless of whether Lender shall ever pursue any such other remedy, Lender shall have the right to complete the Construction Obligations, or call upon any other reputable parties to complete the Construction Obligations, substantially in accordance with the Plans and Specifications (as defined in the Loan Agreement) and shall have the right to expend such sums as Lender in its discretion deems necessary in order so to complete the Construction Obligations.  During the course of any construction undertaken by Lender or by any other party on behalf of Lender, Guarantor shall pay on demand any amounts due to the Contractor (as defined in the Loan Agreement), Subcontractors (as defined in the Loan Agreement) and other material suppliers and for permits and licenses necessary to complete the Construction Obligations.  Lender at any time may require the Guarantor to perform or supervise the performance of such work in lieu of Lender or any party engaged by Lender.  Guarantor’s obligations in connection with such work shall not be affected by any errors or omissions of Borrower, the Contractor, the Architect (as defined in the Loan Agreement), any Subcontractor, or any agent or employee of any of them in design, supervision or performance of the work, it being understood that such risk is assumed by Guarantor.  Neither the completion of the Construction Obligations nor failure of said parties to complete the Construction Obligations shall relieve Guarantor of any liabilities hereunder.  Rather, such liability shall be continuing, except as otherwise provided herein, and may be enforced by Lender to the end that the Construction Obligations shall be completed timely as contemplated by the Loan Agreement, the Leases, and the Plans and Specifications, lien-free (subject to the rights of Borrower to cure liens under the Deed of Trust), without loss, expense, injury or liability of any kind to Lender.

(c)           For purposes of this Section 2, the Construction Obligations shall be deemed to be completed upon receipt by Lender of (i) a certificate of completion from the Contractor attesting to substantial completion of the Construction Obligations, (ii) issuance of a final certificate of occupancy with respect to the Project issued by the applicable governmental authority, to the extent the same may be obtained prior to completion of tenant improvements on unleased space, except if such space is subsequently leased, the performance guaranty contained in this Section 2 shall apply to the work required to complete such tenant improvement work in accordance with the applicable Lease or Leases, and (iii) evidence that Borrower has requested estoppel certificates from such tenants under leases at the Project as Lender may reasonably request, evidencing acceptance of the tenants’ space in accordance with the terms of their respective Leases and indicating that no defaults have occurred such Leases.

3.             Representations and Warranties.  The following shall constitute representations and warranties of Guarantor and Guarantor hereby acknowledges that Lender intends to make the Loans in reliance thereon:

a.             Guarantor is duly organized, validly existing and in good standing under the laws of the State of Maryland and has the full power and authority to enter into this Guaranty and to perform all of its duties and obligations under this Guaranty.  This Guaranty, when executed, will be a valid and legally binding obligation of Guarantor enforceable against Guarantor in accordance with its terms in all material respects.

b.             To the best of Guarantor’s knowledge, neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will violate any applicable law, rule, regulation, judgment, decree or order, or will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or to which Guarantor or the property of Guarantor may be subject.

c.             There is not any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending, or to Guarantor’s knowledge, threatened that could adversely affect performance by Guarantor of his, her or its obligations under this Guaranty.

d.             Neither this Guaranty nor any statement or certification as to facts previously furnished or required herein to be furnished to Lender by Guarantor, contains any material inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.

4.             Continuing Guaranty.  Guarantor agrees that performance of Borrower’s Obligations by Guarantor shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that Guarantor may have against Lender, Borrower, any other guarantor of Borrower’s Obligations or any other person or entity, and shall remain in full force and effect without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not Guarantor shall have any knowledge thereof), including without limitation:

a.             any lack of validity or enforceability of any of the Loan Documents, unless such lack of validity or enforceability arises from Lender’s willful misconduct;

b.             any termination, amendment, modification or other change in any of the Loan Documents, including, without limitation, any modification of the interest rate(s) described therein;

c.             any furnishing, exchange, substitution or release of any collateral securing repayment of the Loans, or any failure to perfect any lien in such collateral;

d.             any failure, omission or delay on the part of Borrower, Guarantor, any other guarantor of Borrower’s Obligations or Lender to conform or comply with any term of any of the Loan Documents or any failure of Lender to give notice of any Event of Default (as defined in the Loan Agreement);

e.             any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the

Loan Documents;

f.              any action or inaction by Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Loan Documents, or any other action or inaction on the part of Lender unless the act or failure to act is found to be gross negligence or willful misconduct on the part of Lender;

g.             any voluntary or involuntary bankruptcy, insolvency, reorganization arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to Borrower or any other guarantor of Borrower’s Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

h.             any merger or consolidation of Borrower into or with any entity, or any sale, lease or transfer of any of the assets of Borrower, Guarantor or any other guarantor of Borrower’s Obligations to any other person or entity;

i.              any change in the ownership of Borrower or any change in the relationship between Borrower, Guarantor or any other guarantor of Borrower’s Obligations, or any termination of any such relationship;

j.              any release or discharge by operation of law of Borrower, Guarantor or any other guarantor of Borrower’s Obligations from any obligation or agreement contained in any of the Loan Documents; or

k.             any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against Borrower or Guarantor to the fullest extent permitted by law.

5.             Waivers.  Guarantor expressly and unconditionally waives: (a) notice of any of the matters referred to in Section 4 above, (b) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Event of Default or any failure on the part of Borrower, Guarantor or any other guarantor of Borrower’s Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (c) any right to the enforcement, assertion or exercise against Borrower, Guarantor or any other guarantor of Borrower’s Obligations of any right or remedy conferred under any of the Loan Documents, (d) any requirement of diligence on the part of any person or entity, (e) any requirement to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (f) any notice of any sale, transfer or other disposition of any right, title or interest of Lender under any of the Loan Documents.

6.             Subordination.  Guarantor agrees that any and all present and future debts and obligations of Borrower to Guarantor hereby are subordinated to the claims of Lender and hereby are assigned by Guarantor to Lender as security for Borrower’s Obligations and Guarantor’s obligations under this Guaranty.

7.             Subrogation Waiver.  Until Borrower’s Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by Guarantor or Borrower as a preferential or fraudulent payment have expired, Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which Guarantor may now or hereafter have by and from Borrower and the successors and assigns of Borrower, for any payments made by Guarantor to Lender, including, without limitation, any rights which might allow Borrower, Borrower’s successors, a creditor of Borrower, or a trustee in bankruptcy of Borrower to claim in bankruptcy or any other similar proceedings that any payment made by Borrower or Borrower’s successors and assigns to Lender was on behalf of or for the benefit of Guarantor and that such payment is recoverable by Borrower, a creditor or trustee in bankruptcy of Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from Lender.

8.             Reinstatement.  The obligations of Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of Borrower’s Obligations or Guarantor’s obligations under this Guaranty is rescinded or otherwise must be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Guarantor or Borrower or otherwise, all as though such payment had not been made.

9.             Financial Statements.  Guarantor represents and warrants to Lender that: (a) the financial statements of Guarantor contained in the Form 10-K for the year ended December 31, 2002 are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty and (b) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof.  Guarantor shall furnish to Lender such additional financial information as Lender shall reasonably request from time to time.  Notwithstanding the foregoing sentence, Guarantor agrees to furnish, without the request of Lender, no later than ninety (90) days after the end of each calendar year, Guarantor’s annual financial statements for the prior calendar year.  Such annual financial statements shall be certified by an officer of Guarantor as true, complete and correct and shall be in a form substantially similar to the form of financial statements previously submitted by Guarantor to Lender, unless otherwise approved in writing by Lender or as required under generally accepted accounting principles.

10.           Transfers, Sales, Etc.  Guarantor shall not sell, lease, transfer, convey or assign any of its assets without the consent of Lender, which consent shall not be unreasonably withheld or delayed, unless (a) if Guarantor is an individual, such sale, lease, transfer, conveyance or assignment is of a non-material asset of such Guarantor or (b) if Guarantor is a corporation, partnership or other entity, such sale, lease, transfer, conveyance or assignment will not have a material adverse effect on the business or financial condition of Guarantor or its ability to perform its obligations hereunder.

11.           Enforcement Costs.  If: (a) this Guaranty, is placed in the hands of one or more attorneys for collection or is collected through any legal proceeding; (b) one or more attorneys is retained to represent Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, or (c) one or more attorneys is retained to represent Lender in any other proceedings whatsoever in connection with this Guaranty,  then Guarantor shall pay to Lender upon demand all fees, costs and expenses incurred by Lender in connection therewith, including, without limitation, reasonable attorney’s fees, court costs and filing fees (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

12.           Successors and Assigns; Joint and Several Liability.  This Guaranty shall inure to the benefit of Lender and its successors and assigns.  This Guaranty shall be binding on Guarantor and the heirs, legatees, successors and assigns of Guarantor.  If this Guaranty is executed by more than one person, it shall be the joint and several undertaking of each of the undersigned.  Regardless of whether this Guaranty is executed by more than one person, it is agreed that the undersigned’s liability hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to Borrower’s Obligations or any part thereof and that Guarantor’s liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.

13.           No Waiver of Rights.  No delay or failure on the part of Lender to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto.  The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.  No notice to or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstance.

14.           Modification.  The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of Lender.

15.           Joinder.  Any action to enforce this Guaranty may be brought against Guarantor without any reimbursement or joinder of Borrower or any other guarantor of Borrower’s Obligations in such action.

16.           Severability.  If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Guarantor and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

17.           Applicable Law.  This Guaranty is governed as to validity, interpretation, effect and in all other respects by laws and decisions of the State of Illinois.

18.           Notice.  All notices, communications and waivers under this Guaranty shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

To Lender:	Amster Trading Company Charitable
Remainder Unitrust Dated March 10, 2003
23811 Chagrin Boulevard, Suite 200
Cleveland, Ohio 44122
Attn: Howard M. Amster

with a copy to:	Ulmer & Berne LLP
Penton Media Building
1300 East Ninth Street, Suite 900
Cleveland, Ohio 44114
Attn: Robert A. Fein, Esq.

to Guarantor:	Horizon Group Properties, Inc.
77 West Wacker Drive, Suite 4200
Chicago, Illinois 60601
Attn: Gary J. Skoien

with a copy to:	Schiff Hardin & Waite
6600 Sears Tower
Chicago, Illinois 60606
Attn: David A. Grossberg, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other party hereto.  All notices sent pursuant to the terms of this Section 15 shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.

19.           CONSENT TO JURISDICTION.  TO INDUCE LENDER TO ACCEPT THIS GUARANTY, GUARANTOR IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THIS GUARANTY WILL BE

LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS.  GUARANTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLIONOIS, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESS STATED HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

20.           WAIVER OF JURY TRIAL.  GUARANTOR AND LENDER (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  GUARANTOR AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST LENDER ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

[SIGNATURE PAGE FOLLOWS]

Guarantor has executed this Guaranty as of the date first above written.

HORIZON GROUP PROPERITES, INC.

By:	/s/ David Tinkham
David Tinkham,
Senior Vice President / CFO

Certification

STATE OF	)
) SS:
COUNTY OF	)

The undersigned, a Notary Public in and for the aforementioned State and County, affirms that, on this        day of April, 2003, David Tinkham, in his capacity as Senior Vice President / CFO of Horizon Group Properties, Inc., a Maryland corporation, appeared before me and executed this Guaranty on behalf of said corporation.

Notary Public